Exhibit 99.2

RealPage to be Acquired by Thoma Bravo

RealPage Stockholders to Receive $88.75 Per Share in Cash

Transaction Provides Significant Premium to RealPage Stockholders

RICHARDSON, Texas & SAN FRANCISCO, California (December 21, 2020) — RealPage, Inc. (NASDAQ: RP), a leading global provider of software and data analytics to the real estate industry, today announced it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector, in an all-cash transaction that values RealPage at approximately $10.2 billion, including net debt.

Under the terms of the agreement, RealPage stockholders will receive $88.75 in cash per share of RealPage common stock upon closing of the transaction. The purchase price represents a premium of 30.8% over RealPage’s closing stock price of $67.83 on December 18, 2020, a premium of 36.5% over RealPage’s 30-day volume-weighted average share price through that date, and a premium of 27.8% over RealPage’s all-time high closing stock price of $69.47 on December 7, 2020. The RealPage Board of Directors has unanimously approved the agreement with Thoma Bravo and recommends that RealPage stockholders vote in favor of the transaction at the special meeting of RealPage stockholders to be called in connection with the transaction.

Upon completion of the transaction, RealPage expects to continue operating under the leadership of Chairman and CEO Steve Winn and the existing RealPage leadership team based in Richardson, Texas.

“We believe this transaction will provide immediate and substantial value to RealPage stockholders, reflecting the tremendous work that our employees have done to build this company. I am immensely proud of that work and also pleased that the transaction will provide us the opportunity to work with Thoma Bravo, a firm with tremendous software investment and operational capabilities. This will enhance our ability to focus on executing our long-term strategy and delivering even better products and services to our clients and partners,” commented Steve Winn, Chairman of the Board and Chief Executive Officer of RealPage.

“RealPage’s industry leading platform is critical to the real estate ecosystem and has tremendous potential going forward,” said Orlando Bravo, Founder and a Managing Partner of Thoma Bravo.

“Our firm has a track record of acquiring cutting edge software providers to specialized industries and driving their innovation and growth while remaining true to their core business and customers. Together, RealPage and Thoma Bravo can partner to grow the company’s market offerings and enhance its current capabilities to capitalize on the increasingly complex and expanding real estate market.”

“We are thrilled to partner with Steve and the RealPage team at this exciting milestone in the company’s journey,” said Scott Crabill, a Managing Partner at Thoma Bravo. “As technology transformation takes on increasing importance in the real estate industry, RealPage’s diverse and innovative portfolio of products and solutions puts the company in prime position to accelerate its market leadership. We look forward to applying Thoma Bravo’s operational and investment expertise in software to help drive RealPage’s continued growth and identify attractive M&A opportunities.”

Transaction Details

Closing of the transaction is subject to customary conditions, including approval by the holders of a majority of the outstanding shares of RealPage common stock, expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and receipt of other required regulatory approvals. A special meeting of RealPage stockholders will be held in early 2021, following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission. Mr. Winn and certain affiliated entities, which collectively own approximately 10% of the outstanding shares of RealPage common stock, have entered into a voting agreement with Thoma Bravo pursuant to which they have agreed, among other things, to vote their shares of RealPage common stock in favor of the merger, and against any competing transaction, so long as, among other things, the RealPage Board of Directors continues to recommend that RealPage stockholders vote in favor of the merger.

Consistent with the Board’s commitment to maximizing stockholder value, under the terms of the definitive merger agreement, RealPage’s Board of Directors and advisors may actively initiate, solicit and consider alternative acquisition proposals during a 45-day “go shop” period. RealPage has the right to terminate the merger agreement to accept a superior proposal during the go-shop period, subject to the terms and conditions of the merger agreement. There can be no assurances that this process will result in a superior proposal, and RealPage does not intend to disclose developments with respect to this solicitation process unless and until RealPage’s Board of Directors makes a determination requiring further disclosure.

The parties expect the transaction to close in the second quarter of 2021. Upon completion of the transaction, RealPage will become a privately held company, and its common stock will no longer be listed on the NASDAQ stock market.

BofA Securities is acting as financial advisor to RealPage, and Wachtell, Lipton, Rosen & Katz is acting as its legal counsel. Financing for the transaction is being provided by Goldman Sachs & Co. LLC. Goldman Sachs & Co. LLC is also serving as financial advisor to Thoma Bravo, and Kirkland & Ellis LLP is serving as its legal counsel.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 19 million units worldwide from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With more than $73 billion in assets under management as of September 30, 2020, Thoma Bravo partners with a company’s management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. The firm has offices in San Francisco and Chicago. For more information, visit thomabravo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include statements relating to RealPage’s strategy, goals, and future focus areas; the value of the proposed transaction to RealPage stockholders; that RealPage will continue to operate under current leadership based in Richardson, Texas; the opportunity for RealPage to work with Thoma Bravo and its software investment and operational capabilities, and that this will enhance RealPage’s ability to focus on executing long-term strategy and delivering better products and services to clients and partners; that RealPage’s industry leading platform is critical to the real estate ecosystem and has tremendous potential going forward; plans for growing RealPage’s market offerings and enhancing its current capabilities to capitalize on the increasingly complex and expanding real estate market; RealPage’s position to accelerate market leadership with its diverse and innovative portfolio of products; and plans for applying Thoma Bravo’s unmatched operational and investment expertise in software to help drive RealPage’s continued growth and identify attractive M&A opportunities.

These forward-looking statements are based on RealPage management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on RealPage’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (c) risks related to disruption of management’s attention from RealPage’s ongoing business operations due to the proposed transaction; (d) disruption from the proposed transaction making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with its customers, vendors and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the proposed transaction; (g) the possibility that general economic conditions, including leasing velocity or other uncertainty, and conditions and uncertainty caused by the COVID-19 pandemic, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (h) an increase in insurance claims; (i) an increase in client cancellations; (j) the inability to increase sales to existing clients and to attract new clients; (k) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including recently completed acquisitions of Chirp, Stratis, Modern Message, Buildium, Investor Management Services, Simple Bills, Hipercept, and Lease Term Solutions; (l) the timing and success of new product introductions by RealPage or its competitors; (m) changes in RealPage’s pricing policies or those of its competitors; (n) developments with respect to legal or regulatory proceedings; (o) the inability to achieve revenue growth or to enable margin expansion; (p) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (q) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 2, 2020 and its Quarterly Report on Form 10-Q previously filed with the SEC on November 6, 2020. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Additional Information and Where to Find It

In connection with the proposed transaction between RealPage and Thoma Bravo, RealPage will file with the SEC a preliminary Proxy Statement of RealPage (the “Proxy Statement”). RealPage plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. REALPAGE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALPAGE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by RealPage with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by RealPage with the SEC by accessing the Investor Relations section of RealPage’s website at investor.realpage.com or by contacting RealPage’s Investor Relations at IR@realpage.com or calling (972) 810-8138.

Participants in the Solicitation

RealPage and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from RealPage’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of RealPage in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the Proxy Statement when it is filed with the

SEC. You may also find additional information about RealPage’s directors and executive officers in RealPage’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2020 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from RealPage using the contact information above.

Contacts

RealPage Investor Relations

Steve Calk

972-810-8138

IR@RealPage.com

Thoma Bravo Communications

Megan Frank

212-731-4778

mfrank@thomabravo.com

Finsbury

Andrew Johnson

914-497-5138

andrew.johnson@finsbury.com

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